Exhibit 23.1

[Letterhead of Deloitte Touche Tohmatsu]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of KongZhong Corporation on Form S-8 our audit report dated March 18, 2004, relating to the financial statements of KongZhong Corporation as of December 31, 2002 and 2003 and for the period from May 6, 2002 to December 31, 2002 and the year ended December 31, 2003 appearing on Form F-1 of KongZhong Corporation for year ended December 31, 2003.

/s/ Deloitte Touche Tohmatsu

Hong Kong
February 2, 2005